Exhibit 99.1

RENEWAL AND FIRST AMENDMENT

To The

LEASE AGREEMENT

Between

SAN LUIS PARTNERSHIP, a California general partnership

LANDLORD,

and

PETRO STOPPING CENTERS, L.P., a Delaware limited partnership

TENANT

Location of Premises:

28991 W. Gonzaga Road

Merced County, California

“San Luis Travel Plaza”

RENEWAL AND FIRST AMENDMENT TO

LEASE AGREEMENT

This Renewal and First Amendment to Lease Agreement is entered into as of the 25th day of July, 2005, by and between SAN LUIS PARTNERSHIP, a California general partnership, whose address is 5570 Sanchez, #230, San Jose, California 95123 (hereinafter referred to as “Landlord”) and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, El Paso, Texas 79905 (hereinafter referred to as “Tenant”).

WHEREAS, Landlord and Tenant are parties to a Lease Agreement dated as of the 25 day of October, 2000 of the Premises commonly known as the San Luis Travel Plaza, 28991 W. Gonzaga Road, Merced County, California 95322 (the “Lease Agreement”); and

WHEREAS, Landlord and Tenant wish to renew and amend the Lease Agreement as set forth herein;

Now, therefore, in consideration of the mutual covenants contained herein and such other and further consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Section 2.02 of the Lease Agreement is hereby amended to provide as follows:

“SECTION 2.02: FIRST RENEWAL TERM; RENEWAL OPTIONS. The initial term of this Lease Agreement shall expire on October 25, 2005 and shall immediately be renewed for an additional term of seven (7) years (the “First Renewal Term”). Unless sooner terminated as provided in the Lease Agreement, as amended, the First Renewal Term shall terminate at midnight Pacific Time on October 24, 2012.

Landlord hereby grants to Tenant, in addition to the First Renewal Term, the option to renew this Lease for three (3) additional terms of five (5) years each (each a “Renewal Term”), subject to and on the same terms and conditions as set forth in the Lease Agreement, as amended. Each Renewal Term shall be exercised at the election of Tenant by the tender of written notice of Tenant’s intention to extend the Lease Agreement no less than ninety (90) days prior to the expiration of the First Renewal Term or the then current Renewal Term, as applicable.”

2. Article 5 and Section 1.01(E) of the Lease Agreement are hereby amended to provide as follows:

“ARTICLE 5

RENT

“During the First Renewal Term of the Lease Agreement, Tenant shall pay to Landlord at the address provided in the Lease Agreement, the Rent in equal monthly installments as follows: during the first two (2) years of the First Renewal Term, commencing on October 25, 2005, the sum of Thirty Seven Thousand Five Hundred and No/100 Dollars ($37,500) per month, and for the remainder of the First Renewal Term, the sum of Forty Thousand and No/100 Dollars ($40,000.00) per month, in advance. Rent for any partial month during any Lease Term shall be prorated. During each subsequent Renewal Term, Rent shall be as provided in Section 1.01 (E) of the Lease Agreement.”

3. Article 21 of the Lease Agreement is hereby amended as follows:

a.	In addition to the Purchase Option set forth in Article 21 of the Lease Agreement, Tenant is hereby granted the exclusive option to purchase the Premises during the first two years of the First Renewal Term under the same terms and conditions as set forth in Article 21 of the Lease Agreement, as modified herein.

b.	The Option Price during the first two (2) years of the First Renewal Term shall be Five Million and No/100 Dollars ($5,000,000.00).

c.	After the end of the second year of the First Renewal Term, Tenant is hereby granted a first right of refusal to purchase the Premises (the “First Right of Refusal”) as follows: If Landlord receives a bona fide offer to purchase the Premises after the end of the second year of the First Renewal Term or during any subsequent Renewal Term, Landlord shall communicate in writing to Tenant the complete terms and conditions of the offer. Tenant shall have fifteen (15) days from the day it receives the written offer to exercise its First Right of Refusal to purchase the Premises upon the same terms and conditions as set forth in the written offer. If Tenant fails to exercise its First Right of Refusal during that time, Landlord shall be free to accept the offer, on the same terms as were communicated to Tenant, and to sell the Premises subject to the Lease Agreement, as amended. If the terms and conditions of the offer are modified from what was communicated to Tenant, if Landlord does not accept the offer or if the sale of the Premises fails to close for whatever reason, any subsequent offer to purchase the Premises shall be subject to Tenant’s First Right of Refusal as provided herein.

4. Except as amended by this Renewal and First Amendment to Lease Agreement, the remaining covenants, terms and conditions of the Lease Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Renewal and First Amendment to Lease Agreement as of the day, month and year first above stated.

LANDLORD:

SAN LUIS PARTNERSHIP,
a California general partnership

By:
Robert Houret, General Partner

By:
Frank Maestri, General Partner

By:
Frank Andre, General Partner

TENANT:

PETRO STOPPING CENTERS, L.P.,
a Delaware limited partnership

By:
Its: